KAIRE HOLDINGS, INC.
552 Sespe Avenue, Suite D
Fillmore, CA 93015
Office: (805) 524-0024 Fax: 805-524-3004

February 9, 2006

Mr. Gregory S. Belliston
Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, NE Mail Stop 6010
Washington, DC 20549-0404

RE: Kaire Holdings Incorporated
                       Amendment 5 to Form SB-2
                       File No. 333-116693

Via Fax: 202-772-9217

Pursuant to Rule 461 of Regulation C under the Securities Act, Kaire Holdings Incorporated, respectfully requests that the effective date of the Form SB-2/A Registration Statement referred to above, to be qualified on February 13, 2006, at 5:00 PM EST or as soon as possible thereafter.

Kaire Holding Incorporated acknowledges that:

•  Should the commission or the staff , acting pursuant to delegated authority, declare the filing effective, it does not foreclose the commission from taking any action with respect to the filing;

•  The action of the Commission or the staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the company from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and

•  The company may not assert staff comments and the declaration of effectiveness as a defense in any proceeding initiated by the commission or any person under the federal securities laws of the United States.

Yours truly,

/s/ Steve Westlund
__________________
Steve Westlund
Chief Executive Officer